                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SCHUFF STEEL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              SCHUFF STEEL COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 21, 1999

                            ------------------------

To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of Schuff Steel Company will be held at the Westin Harbor Island, 1590 Harbor Island Drive, San Diego, California, on Monday, June 21, 1999, beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

        1. Election of six directors, each for a term of one year;

        2. Adoption of the Schuff Steel Company 1999 Employee Stock Purchase
           Plan;

        3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999; and

        4. Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 26, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of the Company's 1998 Annual Report to Stockholders, which includes certified financial statements, and the Company's Proxy Statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 8:00 a.m. Complimentary parking is available at the hotel. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors
                                          [ZylstraSig]
                                          KENNETH F. ZYLSTRA
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary
May 10, 1999
Phoenix, Arizona

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
ABOUT THE MEETING
  What is the purpose of the annual meeting?................      1
  Who is entitled to vote?..................................      1
  Who can attend the meeting?...............................      1
  What constitutes a quorum?................................      1
  How do I vote?............................................      2
  What if I vote and then change my mind?...................      2
  What are the Board's recommendations?.....................      2
  What vote is required to approve each item?...............      2
  How much did this proxy solicitation cost?................      3
BOARD OF DIRECTORS
  Election of Directors (Proposal No. 1)....................      3
  How are non-employee directors compensated?...............      4
  Are employees of the Company paid additional compensation
     for service as a director?.............................      4
  How often did the Board meet during fiscal 1998?..........      4
  What committees has the Board established?................      5
EXECUTIVE OFFICERS AND COMPENSATION
  The Executive Officers....................................      6
  Summary Compensation Table................................      7
  Options/SAR Grants in Last Fiscal Year....................      8
  Aggregated Option/SAR Exercises In Last Fiscal Year and
     Fiscal Year-End Options/ SAR Values....................      8
  Employment Agreements.....................................      9
  Change of Control Arrangements............................      9
  Report of the Compensation Committee on Executive
     Compensation...........................................      10
STOCK PRICE PERFORMANCE GRAPH...............................      13
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....      13
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT................................................      14
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................      14
ADOPTION OF SCHUFF STEEL COMPANY 1999 EMPLOYEE STOCK
  PURCHASE PLAN (PROPOSAL NO. 2)............................      16
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (PROPOSAL
  NO. 3)....................................................      19
STOCKHOLDER PROPOSALS AND NOMINATIONS.......................      19
OTHER MATTERS...............................................      20
APPENDIX A: SCHUFF STEEL COMPANY 1999 EMPLOYEE STOCK
  PURCHASE PLAN.............................................  A-1 to A-7

                                 [SCHUFF LOGO]

                              SCHUFF STEEL COMPANY
                           1841 WEST BUCHANAN STREET
                             PHOENIX, ARIZONA 85009

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement contains information related to the 1999 Annual Meeting of Stockholders to be held on June 21, 1999 at 9:00 a.m. local time, at the Westin Harbor Island, 1590 Harbor Island Drive, San Diego, California, or at such other time and place to which the annual meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about May 10, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, adoption of an employee stock purchase plan, and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 1998 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 26, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Registration and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. As of the record date, 7,027,173 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You can vote on matters to come before the meeting in two ways:

        1.  You can attend the annual meeting and cast your vote in person; or

        2. You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

        - filing with the Secretary of the Company a notice of revocation; or

        - sending in another duly executed proxy bearing a later date; or

        - attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

        - for election of the nominated slate of directors (see page 3);

        - for adoption of the Schuff Steel Company 1999 Employee Stock Purchase Plan (see page 16); and

        - for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999 (see page 19).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD ALL" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A "broker non-vote" (discussed below) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     EFFECT OF BROKER NON-VOTES. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the proposal to adopt the Schuff Steel 1999 Employee Stock Purchase Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $1,000, plus reasonable expenses. (Note that this fee does not include the costs of printing the proxy statements.) Some of the officers and other employees of the Company also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. The Company will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

                               BOARD OF DIRECTORS

     This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Board of Directors proposes that each of the nominees described below be elected to serve until the 2000 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever first occurs. All of the director nominees, except H. Wilson Sundt, are currently serving as directors of the Company.

     Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     The directors standing for election are:

DAVID A. SCHUFF, 68                                          DIRECTOR SINCE 1976

     David A. Schuff has served as the Chairman of the Board of Directors since the Company's inception and is a co-founder of the Company. Mr. Schuff served as President and Chief Executive Officer of the Company from its founding in 1976 to 1995. Mr. Schuff has been involved in the steel fabrication and erection business in a number of capacities since 1958. David A. Schuff is the father of Scott A. Schuff.

SCOTT A. SCHUFF, 40                                          DIRECTOR SINCE 1976

     Scott A. Schuff is the President and Chief Executive Officer of the Company and a co-founder of the Company. Mr. Schuff has served in numerous capacities with the Company since its founding in 1976, and has been the President and Chief Executive Officer since 1995. Scott A. Schuff is the son of David A. Schuff.

KENNETH F. ZYLSTRA, 57                                       DIRECTOR SINCE 1997

     Kenneth F. Zylstra has served as Vice President and Chief Financial Officer of the Company since 1983 and has been an officer of the Company since 1979. Prior to 1979, Mr. Zylstra was associated with Ernst & Young (then Ernst & Ernst). Mr. Zylstra received a B.B.A. Degree in Public Accounting from Loyola University Chicago, and is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Construction Financial Management Association.

EDWARD M. CARSON, 69                                         DIRECTOR SINCE 1997

     Edward M. Carson was the Chairman of the Board of Directors and Chief Executive Officer of First Interstate Bancorp, a bank holding company, from 1990 through June 1995. Mr. Carson currently is a director of Wells Fargo & Co., Aztar Corporation, Castle & Cooke, Inc. and Terra Industries, Inc.

DENNIS DeCONCINI, 61                                         DIRECTOR SINCE 1997

     Dennis DeConcini is a former United States Senator for Arizona and currently is a partner of Parry and Romani Associates, Inc., a consulting firm based in Washington, D.C., and is a partner of DeConcini McDonald Yetwin & Lacy, P.C., a law firm with offices in Tucson and Phoenix, Arizona, and in Washington, D.C. Mr. DeConcini is a director of Saf T Lok Incorporated. Mr. DeConcini also serves by appointment of the President of the United States on the Board of Directors of the Federal Home Loan Mortgage Corporation (Freddie Mac), a federally chartered mortgage finance corporation.

H. WILSON SUNDT, 66                                         NEW DIRECTOR NOMINEE

     H. Wilson Sundt has served as the Chairman of the Board of Directors of The Sundt Companies, Inc. since January 1999. Mr. Sundt was Chairman of the Board of Directors and Chief Executive Officer of Sundt Corp., a privately held general construction contracting firm, from 1976 to December 1998, and served as its President from 1979 through 1983. Mr. Sundt also serves as a director of Unisource Energy Corporation. Mr. Sundt has been active in the construction industry since 1957.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

HOW ARE NON-EMPLOYEE DIRECTORS COMPENSATED?

     ANNUAL FEE: Each non-employee director receives a retainer based on an annualized rate of $20,000. Non-employee directors may elect to receive all or part of their retainer either in shares of the Company's common stock or cash.

     MEETING FEES:  Each non-employee director receives a fee of:

        - $1,000 for attendance at each Board meeting; and

        - $700 for attendance at each Board committee meeting not held at the same time as a Board meeting.

     OPTIONS. Under the 1998 Director Compensation Plan, each non-employee director receives an automatic grant of 500 shares of common stock and a non qualified option to purchase an additional 500 shares of common stock each year as of the third business day following the public release of the Company's fiscal year-end earnings information. For fiscal 1998, Messrs. Carson and DeConcini received grants of stock and options to purchase stock under this plan. These annual option grants immediately vest and become exercisable, permitting the holder to purchase shares at their fair market value on the date of grant, which was $10.125 in the case of options granted in 1998. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the tenth anniversary date of the grant

     EXPENSES: Each non-employee director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting.

ARE EMPLOYEES OF THE COMPANY PAID ADDITIONAL COMPENSATION FOR SERVICE AS A DIRECTOR?

     No. We do, however, reimburse them for travel and other related expenses.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1998?

     The Board of Directors met six times during fiscal 1998, three of which were held by a telephone conference call. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Compensation and Audit Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see page 19 under "Stockholder Proposals and Nominations."

NAME                                                 COMPENSATION COMMITTEE    AUDIT COMMITTEE
----                                                 ----------------------    ---------------
Dennis DeConcini...................................            X                      X
Edward M. Carson...................................            X                      X

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors and administers the Company's 1997 Stock Option Plan. If approved at the annual meeting, this committee will also administer the Company's 1999 Employee Stock Purchase Plan. In fiscal 1998, the Compensation Committee met three times.

     AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board concerning the selection and retention of outside auditors for the Company, reviews the financial statements of the Company, oversees the establishment and implementation of such systems of internal accounting and auditing control as it deems appropriate and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews certain proposals for major transactions. In fiscal 1998, the Audit Committee met three times.

                      EXECUTIVE OFFICERS AND COMPENSATION

     This section contains biographies of all our executive officers and charts that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for the Company's most highly paid officers.

                             THE EXECUTIVE OFFICERS

     The following are biographies of the Company's current executive officers, except for SCOTT A. SCHUFF, DAVID A. SCHUFF and KENNETH F. ZYLSTRA, whose biographies are included at pages 3-4 under "Election of Directors (Proposal No.
1)."

GLEN S. DAVIS, 45....................  PRESIDENT OF ADDISON STEEL, INC.  Addison Steel, Inc. was
                                       acquired by the Company in June 1998. Mr. Davis entered into an employment agreement with the Company in connection with the acquisition. Mr. Davis has been President of Addison
                                       Steel since July 1973.
SAIED MAHDAVI, 38....................  PRESIDENT OF QUINCY JOIST COMPANY.  Quincy Joist Company was
                                       acquired by the Company in June 1998. Mr. Mahdavi entered
                                       into an employment agreement with the Company in connection with the acquisition. Mr. Mahdavi has been President of
                                       Quincy Joist since January 1990.
WAYNE HARRIS, 55.....................  PRESIDENT OF SIX INDUSTRIES, INC.  Six Industries, Inc. was
                                       acquired by the Company in September 1998. Mr. Harris
                                       entered into an employment agreement with the Company in
                                       connection with the acquisition. Mr. Harris has been
                                       President of Six Industries since May 1990.
TED ROSSIN, 54.......................  PRESIDENT OF BANNISTER STEEL, INC.  Bannister Steel, Inc.
                                       was acquired by the Company in October 1998. Mr. Rossin
                                       entered into an employment agreement in connection with the acquisition. Mr. Rossin has been President of Bannister
                                       Steel since June 1996. From January 1994 to June 1996, Mr.
                                       Rossin was Vice President and General Manager of Bannister
                                       Steel.

                           SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1998, of those persons who were, at December 31, 1998, (i) the Chief Executive Officer of the Company and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                                                                                 LONG-TERM COMPENSATION
                                                                            ---------------------------------
                                              ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                       ----------------------------------   -----------------------   -------
                                                                            RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND                                SALARY     BONUS     COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
PRINCIPAL POSITION              YEAR     ($)       ($)(1)       ($)(2)         ($)          SARS        ($)        ($)(3)
------------------              ----   --------   --------   ------------   ----------   ----------   -------   ------------
Scott A. Schuff...............  1998   $296,412   $186,850      $4,940         --              --       --         $2,259
  President and Chief           1997   $260,010   $ 30,000      $5,334         --              --       --             --
  Executive Officer             1996   $260,008   $ 22,000      $5,089         --              --       --             --
David A. Schuff...............  1998   $296,412   $ 30,000      $4,896         --              --       --             --
  Chairman of the Board         1997   $296,412   $ 30,000      $4,861         --              --       --             --
  of Directors                  1996   $296,411   $ 22,825      $4,890         --              --       --             --
Kenneth F. Zylstra(4).........  1998   $162,233   $ 46,713      $4,178         --          50,000       --         $2,078
  Vice President, Chief         1997   $123,193   $ 40,000      $4,212         --          40,000       --         $1,593
  Financial Officer, Treasurer  1996   $115,155   $ 51,025      $4,615         --              --       --         $1,218
  and Secretary
Glen S. Davis(5)..............  1998   $154,230   $ 93,928          --         --          20,000       --             --
  President, Addison Steel,
    Inc.
Saied Mahdavi(5)..............  1998   $158,000   $ 80,682          --         --          20,000       --             --
  President, Quincy Joist Co.

---------------
(1) Includes bonus amounts earned in the applicable fiscal year but paid or to be paid in the following fiscal year. Excludes bonuses paid in the applicable fiscal year but earned in the preceding fiscal year.

(2) The aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer was less than either $50,000 or 10% of the total annual salary and bonus for that executive during each of these years.

(3) The amounts shown in this column represent the dollar value of contributions made by the Company to the Company's 401(k) retirement savings plan for the benefit of the Named Executive Officers.

(4) The amounts shown exclude $62,445 paid in 1997 to Mr. Zylstra pursuant to the Company's Supplemental Retirement and Deferred Compensation Plan, which was terminated in 1997.

(5) Amounts only include compensation earned after the Company's acquisition of Addison Steel, Inc. and Quincy Joist Company.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights ("SARs").

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------    POTENTIAL REALIZABLE
                         NUMBER OF                                                   VALUE AT ASSUMED
                         SECURITIES      PERCENT OF                                ANNUAL RATE OF STOCK
                         UNDERLYING    TOTAL OPTIONS/    EXERCISE                    APPRECIATION FOR
                          OPTIONS/      SARS GRANTED      PRICE                       OPTION TERM(1)
                            SARS        TO EMPLOYEES       (PER      EXPIRATION    --------------------
NAME                      GRANTED      IN FISCAL YEAR     SHARE)        DATE          5%         10%
----                     ----------    --------------    --------    ----------    --------    --------
Scott A. Schuff(2).....        --             --              --            --           --          --
David A. Schuff(2).....        --             --              --            --           --          --
Kenneth F. Zylstra.....    50,000          10.18%         $10.00      10/15/08     $375,531    $894,137
Glen S. Davis..........    20,000           4.07%         $14.50      06/04/08     $182,379    $462,185
Saied Mahdavi..........    20,000           4.07%         $14.50      06/04/08     $182,379    $462,185

---------------
(1) In accordance with Securities and Exchange Commission rules, the figures in the first row of the "5%" and "10%" columns of this table for Messrs. Zylstra, Davis and Mahdavi assume compounded annual stock price appreciation of 5% and 10%, respectively, based on a stock price of $13.75 per share on October 15, 1998 and $14.50 per share on June 4, 1998, which was the fair market value per share of the Common Stock on the respective date of grants.

(2) Neither Scott A. Schuff nor David A. Schuff participated in the Company's 1997 Stock Option Plan in 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at December 31, 1998. None of the Named Executive Officers exercised any stock options in 1998 and the Company does not maintain an option or other stock based plan that provides for the grant of SARs.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                          SHARES                       OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                         ACQUIRED                      FISCAL YEAR-END            SARS AT FISCAL YEAR-END(1)
                            ON        VALUE      ----------------------------    ----------------------------
NAME                     EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     --------    --------    -----------    -------------    -----------    -------------
Scott A. Schuff........    --          --              --              --              --               --
David A. Schuff........    --          --              --              --              --               --
Kenneth F. Zylstra.....    --          --           8,000          82,000          $4,000          $16,000
Glen S. Davis..........    --          --              --          20,000              --               --
Saied Mahdavi..........    --          --              --          20,000              --               --

---------------
(1) Options are considered "in the money," if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the stock's closing price as reported by the Nasdaq National Market was $5.50 on December 31, 1998) and the exercise price of the options. Mr. Zylstra has 40,000 stock options exercisable at $5.00 and 50,000 stock options exercisable at $10.00. Messrs. Davis' and Mahdavi's stock options have an exercise price of $14.50.

                             EMPLOYMENT AGREEMENTS

     In connection with the Company's recent acquisition of Addison Steel, Inc. and Quincy Joist Company, we have entered into employment agreements with Glen
S. Davis to serve as President of Addison Steel and Saied Mahdavi to serve as President of Quincy Joist. The agreements provide for an initial five year term extending through June 4, 2003 and successive one-year renewal terms, unless earlier terminated. Each agreement includes restrictions and non-competition covenants in effect during the term of the agreement and for a period of 12 months after termination of employment.

     Messrs. Davis and Mahdavi each receive a minimum base salary of $300,000 per year, subject to adjustment by the Board of Directors based upon each executive's performance and duties. Both employment agreements also incorporate a value sharing bonus and incentive stock option plan designed to serve as a retention device and an incentive for creating significant stockholder value. In furtherance of these objectives, the Company pays Messrs. Davis and Mahdavi an annual bonus equal to a percentage of the income before taxes (as calculated under the agreements) of Addison Steel, in the case of Mr. Davis, and Quincy Joist, in the case of Mr. Mahdavi, in each case subject to a minimum of $100,000. Furthermore, the executives will receive incentive stock options if in any year income before taxes (as calculated under the agreements) of Addison Steel, in the case of Mr. Davis, and Quincy Joist, in the case of Mr. Mahdavi, exceeds $5.5 million. Each executive also participates in incentive, health, and other fringe benefit programs as enjoyed by other officers of the Company.

     Under their employment agreements, Messrs. Davis and Mahdavi may receive certain severance benefits if they are terminated without cause. Generally, the severance benefits consist of their minimum base salary and minimum bonus over the twelve month period following such termination or remainder of the term of the agreement, whichever is less. Both executives are also subject to termination for cause, death or disability.

     Upon a change of control, as described in the agreements, Messrs. Davis and Mahdavi are entitled to terminate their employment agreements. In that event, Messrs. Davis and Mahdavi are entitled to receive severance pay equal to (1) their minimum base salary, (2) the amount of any unpaid annual bonus earned, and
(3) any benefits due to them through the effective date of termination. Upon termination due to a change of control, the executives are also no longer subject to the non-competition provisions contained in their agreements.

     There are no other employment or severance agreements between the Company and any of the Named Executive Officers.

                         CHANGE OF CONTROL ARRANGEMENTS

     If the Company sells all or substantially all of its assets, or merges with or into another corporation, is not the surviving company, and the stock options outstanding under the Company's 1997 Stock Option Plan are not assumed or equivalent options are not substituted by the corporation, the Committee will accelerate the vesting of the options and will give each optionee the opportunity to exercise the options for at least 30 days, after which time the options will expire. If the options are assumed or substituted by the successor corporation, the Committee will make the appropriate adjustment to the number and exercise price of the options to reflect the conversion or exchange.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1998.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     The Company's compensation program for executive officers consists of three key elements:

     - a base salary,

     - a performance-based annual bonus, and

     - long-term incentives in the form of stock option grants.

The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose.

     The three-part approach enables the Company to meet the requirements of the competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers was ultimately based upon:

     - the Committee's assessment of the executive officers' performance,

     - the continuing demand for superior executive talent,

     - the Company's overall performance, and

     - the Company's future objectives and challenges.

     The Company's philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on the Company's financial results. Stock option grants give executives an opportunity to obtain equity in the Company and, because options result in minimal or no rewards if the Company's stock price does not appreciate but provide substantial rewards to executives if the Company's stock price appreciates, also provide an incentive for outstanding performance in the long term. The Board believes that this mix of short- and long-term compensation components provides a balanced approach that enables the Company to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of the Company, and ensures that the incentives of the Company's executives are aligned with the best interests of its stockholders.

     The Board's decisions concerning the specific 1998 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, in most cases the Board's specific decisions involving 1998 executive officer compensation were ultimately based upon the Board's judgment regarding the individual executive officer's performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance the Company's long-term performance.

     In addition to the foregoing, the base salary, annual bonus, incentive stock options, and other related compensation for Messrs. Davis and Mahdavi was primarily established through negotiations with the executives at the time the Company acquired Addison Steel and Quincy Joist in fiscal 1998, and is set forth in the executives' respective employment agreements with the Company as described above. The levels of compensation for Messrs. Davis and Mahdavi resulted from the Compensation Committee's consideration of various factors, including the Committee's understanding of competitive compensation for similarly situated executives in the Company's industry and the advice of the compensation and benefits personnel at Ernst & Young LLP.

HOW DO WE DETERMINE BASE SALARY FOR MESSRS. SCHUFF, SCHUFF, AND ZYLSTRA?

     The Board typically establishes each executive's base salary at a level that is designed to reflect that executive's position and responsibility within the Company, to attract and retain highly qualified executives and to be competitive with similarly situated executives at steel services companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive's experience and performance during the past year.

HOW ARE ANNUAL BONUSES DETERMINED FOR MESSRS. SCHUFF, SCHUFF, AND ZYLSTRA?

     Bonuses typically are paid based upon the Board's judgment regarding the significance of the individual executive officer's contributions during a given year and the overall financial performance of the Company. The Company's bonus plan generally makes such bonuses substantially contingent upon the Company's achievement of certain objective performance goals related to revenue and net income, although the plan does not preclude discretionary bonuses based upon other factors, such as individual achievement.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

     In February 1997, the Company adopted the Schuff Steel Company 1997 Stock Option Plan to provide key employees selected by the Board an opportunity to obtain an equity stake in the Company. Stock options are primarily designed to provide such employees with strong incentives for superior long-term performance. The exercisability of options is therefore conditioned upon the employee's continued employment by the Company for periods of time specified by the Board when these options are granted. Unexercised options are forfeited if the employee leaves the Company prior to the time such options vest or, if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to other employees within the Company and the individual employee's specific position at the Company and role in helping the Company to achieve its goals. No options were granted to David A. Schuff, the Chairman of the Board of Directors, or Scott A. Schuff, the Company's President and Chief Executive Officer, in 1998 due to the substantial equity interests in the Company already held by them. See "Security Ownership of Principal Stockholders and Management."

DO EXECUTIVES RECEIVE ANY OTHER BENEFITS?

     Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of the Company.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     In 1998, the President, Chief Executive Officer and co-founder of the Company, Scott A. Schuff, received a base salary of $296,412 and a bonus of $186,850. Mr. Schuff's salary and bonus were determined based on his extraordinary contributions to the Company, the historical operating performance of the Company, the relation between Mr. Schuff's contributions and the Company's growth, and Mr. Schuff's continuing contributions in his role as President and Chief Executive Officer. The Board believes that the success of the Company continues to depend to a great extent upon the efforts of Mr. Schuff.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In 1998, the Company did not pay compensation to any executive that was subject to Section 162(m).

                                          Edward M. Carson
                                          Dennis DeConcini

                                          As Members of the Compensation
                                          Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) the Company's common stock, (ii) the Standard & Poor's Small Cap 600 Stock Index ("S&P 600") and (iii) a peer group index selected by the Company (the "Peer Group"), from July 7, 1997 (the date of the Company's initial public offering) through December 31, 1998 (the end of the Company's fiscal year). The Peer Group was selected by the Company on an industry basis and includes:

- Ameron International Corporation
- Granite Construction Incorporated
- Northwest Pipe Company
- Meadow Valley Corporation
- Chicago Bridge & Iron Company N.V.
- Foster Wheeler Corporation
- Fletcher Challenge Limited
- Pitt-Des Moines, Inc.
- Fluor Corporation
- Gulf Island Fabrication, Inc.
- Stone & Webster Incorporated
- Jacobs Engineering Group Inc.
- Simpson Manufacturing Co., Inc.

The graph assumes that $100 was invested on July 7, 1997 in the Company's Common Stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              SCHUFF STEEL COMPANY, THE S&P 600 AND THE PEER GROUP

                                                     SCHUFF STEEL CO                 S&P 600                   PEER GROUP
                                                     ---------------                 -------                   ----------
'7/97'                                                   100.00                      100.00                      100.00
'12/97'                                                  135.94                      112.57                       80.29
'12/98'                                                   68.75                      110.21                      101.10

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (1) Ted Rossin, President of recently-acquired Bannister Steel, Inc., failed to file one Form 4 on a timely basis to report the disposition of 2,000 shares of common stock and (2) Messrs. Davis, Harris and Mahdavi each inadvertently failed to timely report on a Form 4 certain grants of stock options.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1999, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company and by all directors and executive officers of the Company as a group.

                                                            SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)(2)            BENEFICIALLY OWNED    PERCENTAGE OWNED
------------------------------------------            ------------------    ----------------
David A. Schuff and Nancy A. Schuff(3)..............      2,553,000               36.3%
Scott A. Schuff(4)..................................      2,462,200               35.0%
Kenneth F. Zylstra(5)...............................         26,000             *
Glen S. Davis.......................................         15,000             *
Saied Mahdavi.......................................             --             --
Dennis DeConcini....................................         10,851             *
Edward M. Carson....................................         10,202             *
H. Wilson Sundt.....................................             --             --
All directors and executive officers as a group (10
  persons)(6).......................................      5,079,232               72.3%

---------------
 *  Represents less than 1% of the Company's outstanding common stock.

(1) This information regarding beneficial ownership of the Company's common stock by certain beneficial owners and management of the Company is as of March 31, 1999. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 7,027,173 shares of common stock outstanding as of March 31, 1999. The persons named in the table, to the Company's knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of each of the listed stockholders is 1841 West Buchanan Street, Phoenix, Arizona 85009.

(3) 2,053,000 of these shares are owned by the Schuff Family Trust Under Trust Agreement dated June 28, 1983, as amended, and 500,000 of these shares are owned by the Schuff Irrevocable Trust Under Trust Agreement Dated December 31, 1996. David A. Schuff and Nancy A. Schuff, husband and wife, are co-trustees of each of the trusts and exercise voting and investment power over such shares.

(4) 2,262,000 of these shares are owned by the Scott A. Schuff Family Trust Under Trust Agreement dated March 12, 1992, as amended, and 200,000 of these shares are owned by the Scott A. Schuff Irrevocable Trust Under Trust Agreement dated December 31, 1996, as amended. Scott A. Schuff is the trustee of each of these trusts and exercises voting and investment power over such shares.

(5) The total for Mr. Zylstra includes 26,000 shares subject to unexercised options which are exercisable on March 31, 1999, or within 60 days thereafter.

(6) The total for all directors and officers as a group includes 43,000 shares subject to unexercised options which are exercisable on March 31, 1999 or within 60 days thereafter.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Since its inception, the Company has maintained business relationships and engaged in certain transactions with the affiliated companies and parties described below. Since the closing of its initial public offering in July 1997, all transactions between the Company and its affiliated entities, executive officers, directors, or significant stockholders are approved by a majority of the non-employee directors of the Company and the Company believes these transactions are on terms that will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

     The Company leases some of its fabrication and office facilities from 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership (the "Schuff Partnership"). The general and limited partners of the Schuff Partnership are David A. Schuff, Scott A. Schuff, and certain of their family members. David A. Schuff is a co-founder and the Chairman of the Board of Directors of the Company, and Scott A. Schuff is a Director and the President and Chief Executive Officer of the Company. David A. Schuff and Scott A. Schuff presently are the beneficial owners of approximately 71.3% of the issued and outstanding common stock of the Company. See "Security Ownership of Principal Stockholders and Management."

     In March 1997, the Company entered into a new lease agreement with the Schuff Partnership with respect to its primary fabrication facilities. These facilities include approximately 400,000 square feet of shop space under roof situated on approximately 26 acres. This new lease agreement was based upon a third party appraisal of the property and an assumed annual rate of return of 10%, which took into account the location and use of the property, potential tenants, comparable returns on similar properties and other relevant factors. The Company's annual rent payments are $414,000 for 1998, $556,000 for 1999, $601,000 for 2000, and $605,000 for each year thereafter, subject to increase in 2002 and every five years thereafter based on a Consumer Price Index formula, which represents an annual rent per square foot of improved space for 1998, 1999, 2000 and 2001 of $1.04, $1.39, $1.50 and $1.51, respectively. The agreement enables the Company to extend the lease term to 20 years. The Company also is obligated under the lease to reimburse the Schuff Partnership an additional amount equal to any taxes incurred by it in connection with the lease payments, and is obligated to pay insurance and maintenance expenses. The term of this lease expires on February 28, 2017.

     In March 1997, the Company also entered into a lease agreement with the Schuff Partnership with respect to the then recently acquired B&K Steel Fabrications, Inc. property, consisting of approximately 145,000 square feet of covered fabrication, office, engineering and detailing facilities on approximately 23 acres. Based upon the same methodology described above, the Company entered into a lease with substantially similar terms for the property and equipment with annual rent payments of approximately $340,000 over 20 years, subject to increase every five years based on a Consumer Price Index formula, representing an annual rent per square foot of improved space of approximately $2.34. The rent was based upon a recent appraisal of the underlying property. The Company also is obligated to reimburse the Schuff Partnership for taxes incurred by it in connection with the lease payments. The term of the lease expires on February 28, 2017.

     Effective May 1, 1997, the Schuff Partnership leased to the Company approximately 22,000 square feet of additional office facilities adjacent to the Company's existing principal office and shop facilities. Based upon the same methodology described above, the Company entered into a lease with substantially similar terms for the property with annual rent payments of $135,000 over 20 years, subject to increase every five years based on a Consumer Price Index formula, representing an annual rent per square foot of improved space of approximately $6.14. The rent was based upon the purchase price of the property, which was determined by arm's-length negotiation with an unrelated seller. The Company is also obligated to reimburse the Schuff Partnership for taxes incurred by it in connection with the lease and is obligated to pay insurance and maintenance costs. This lease expires on April 30, 2017.

     In 1989, the Schuff Partnership borrowed $5,000,000 from a commercial bank in connection with its refinancing of the property on which the Company's principal facilities are located . The Schuff Partnership in turn loaned $4,249,062 to the Company and the Company delivered to the Schuff Partnership a subordinated promissory note in that amount (the "Subordinated Loan"). The outstanding principal balance of the Subordinated Loan was paid off by the Company in June 1998 using proceeds from the private placement of its 10 1/2% Senior Notes.

                                  ADOPTION OF
             SCHUFF STEEL COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors has adopted the Schuff Steel Company 1999 Employee Stock Purchase Plan, subject to approval by the stockholders of the Company. We have summarized below the key provisions of the plan. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the plan, which we have included as Appendix A.

WHAT IS THE PURPOSE OF THE PLAN?

     The Board of Directors believes that the plan will encourage broader stock ownership by employees of the Company and thereby provide an incentive for non-executive employees to contribute to the profitability and success of the Company. In particular, the Board intends that the plan will offer a convenient means for such employees who might not otherwise own the Company's common stock to purchase and hold such stock, and that the discounted sale feature of the plan provides a meaningful inducement to participate.

     The Board believes that employees' continuing economic interest, as stockholders, in the performance and success of the Company will enhance the entrepreneurial spirit of the Company, which can greatly contribute to the long-term growth and profitability of the Company.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any employee of the Company will be eligible to participate in the plan, except those employees who work less than 20 hours per week or five months per year, and any other employee who owns five percent or more of the Company's outstanding common stock. Approximately 1,300 employees of the Company are currently eligible to participate in the plan.

WHAT IS THE MAXIMUM NUMBER OF SHARES?

     The maximum number of shares of common stock that may be purchased under the plan is 200,000, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the common stock. Shares of common stock purchased from the Company will be either authorized but unissued shares or treasury shares.

WHEN AND HOW CAN AN EMPLOYEE ENROLL?

     An eligible employee may enroll for any six-month offering period, commencing January 1 and July 1 of each year, by filing an enrollment form with the Company before the offering period begins. After initial enrollment in the plan, the employee will be automatically reenrolled in the plan for subsequent offering periods unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise becomes ineligible to participate.

HOW DOES THE PLAN WORK?

     Upon enrollment in the plan, the employee must elect a rate at which he or she will make payroll contributions to purchase common stock. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of such employee's earnings (or such higher or lower rates as the Board may specify), although an employee's contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period common stock that has a fair market value, as of the beginning of the offering period, in excess of $12,500 (representing an annual limitation of $25,000). All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant.

     An employee's contributions will be credited to the employee's account maintained by the Company. The Company will offer employees the opportunity to purchase common stock at a price equal to the lesser of 85% of the fair market value of common stock at the beginning of a six-month offering period or 85% of the fair market value of common stock at the end of the offering period.

     Under either method, shares of the Company's common stock will be purchased on a given purchase date in the aggregate for all accounts under the plan. Shares of common stock purchased will be credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest will be credited on payroll contributions pending investment in common stock. Dividends paid on common stock credited to participants' accounts will be automatically reinvested in additional shares through purchases directly from the Company.

     On April 26, 1999, the last reported sale price of the Company's common stock on the Nasdaq National Market was $5.1562 per share.

WHAT ARE THE RESTRICTIONS ON THE COMMON STOCK?

     Participants will have the exclusive right to vote or direct the voting of shares of common stock credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants' rights under the plan are nontransferable except pursuant to the laws of descent and distribution.

HOW IS THE PLAN ADMINISTERED?

     The plan will be administered by the Board of Directors, although the Board may delegate some or all of its administrative duties to a Board committee or a committee of employees. The Board or committee will have authority to interpret the plan, construe terms, adopt rules and regulations, prescribe forms, and make all determinations under the plan. If a participant is a member of a committee administering the plan, such person may not decide any matter relating to his or her participation in the plan.

HOW IS ENROLLMENT IN THE PLAN TERMINATED?

     A participant's enrollment in the plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant's employment by the Company or any of its subsidiaries. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold common stock for the account of such a participant until the participant sells or withdraws the common stock, but in no event more than one year after the participant ceases to be employed by the Company or any of its subsidiaries. A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant's cash account will be used to purchase common stock at the next purchase date.

WHO PAYS TO ADMINISTER THE PLAN?

     The Company will pay costs and expenses to administer the plan and to maintain accounts, and will pay brokerage fees and commissions for purchases. The Company will not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian will be responsible for furnishing account statements to participants.

CAN THE PLAN BE AMENDED OR TERMINATED?

     The Board of Directors may amend or terminate the plan without further stockholder approval, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system (such as the Nasdaq National Market) or securities exchange on which the common stock is then quoted or listed, or if stockholder approval is necessary for the plan to continue to meet the requirements of Section 423 of the Internal Revenue Code of 1986. The plan will continue until terminated by action of the Board, although as noted above the number of shares authorized under the plan is limited.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

     Rights to purchase shares under the plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). As a result,

     - No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the plan (although the amount of a participant's payroll contributions under the plan will be taxable as ordinary income to the participant).

     - If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant's payroll deductions used to purchase the shares.

     - If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant's payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant's payroll deductions used to purchase the shares.

     - In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the common stock and the participant's basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in the second and third bullets point above).

     - If the statutory holding period described in the second and third bullets point above is satisfied, the Company is not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of common stock applicable to such participant. If the statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

     The foregoing is only a general description of the application of federal income tax laws to the plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

WHAT ARE THE NEW PLAN BENEFITS?

     The Company cannot now determine the number of shares to be purchased in the future under the plan by the Named Executive Officers, all current executive officers as a group, or all other employees as a group.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SCHUFF STEEL COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Ernst & Young LLP began auditing the Company's financial statements with the then fiscal year ended June 30, 1985.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the election, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholder proposals for the 2000 Annual Meeting must be received at the principal executive offices of the Company by January 11, 2000, to be considered for inclusion in the Company's proxy materials relating to such meeting.

     Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the 2000 Annual Meeting of Stockholders:

     - You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

     - You must notify the Secretary in writing no later than February 22, 2000, which is 120 days prior to the anniversary date of this annual meeting.

     - Your notice must contain the specific information required in our Bylaws.

A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                          SCHUFF STEEL COMPANY
                                          [SchuffSig]
                                          Scott A. Schuff
                                          President and Chief Executive Officer

May 10, 1999

                                   APPENDIX A

                              SCHUFF STEEL COMPANY
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by employees of Schuff Steel Company (the "Company") and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an "employee stock purchase Plan" under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

     2. Definitions. For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cash Account" means the account maintained on behalf of the Participant by the Company for the purpose of holding cash contributions pending investment in Stock.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Custodian" means Smith Barney or the successor thereto as may be appointed by the Board.

          (e) "Earnings" means a Participant's salary or wages for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

          (f) "Fair Market Value" means the closing price of the Stock on the relevant date as reported on NASDAQ (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported.

          (g) "Offering Period" means the period beginning January 1, 1999 and ending June 30, 1999, and every six month period thereafter, with the second Offering Period to begin on July 1, 1999 and ending December 31, 1999.

          (h) "Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

          (i) "Purchase Right" means a Participant's option to purchase shares which is deemed to be outstanding during a Offering Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

          (j) "Stock" means the common stock of the Company.

          (k) "Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

          (l) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

     3.  Administration.

          (a) Board Administration. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than its authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

          (b) The Custodian. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants Stock Accounts, and any other subaccounts as may be necessary or desirable for the administration of the Plan.

          (c) Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

          (d) Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period.

     4. Stock Subject to Plan. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 200,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

     5.  Enrollment and Contributions.

          (a) Eligibility. An employee of the Company or a Subsidiary may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary on the first day of the Offering Period, unless one of the following applies to the employee:

             (i) such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week or for not more than five months in any calendar year; or

             (ii) such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary.

     The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary and who is a nonresident alien shall not be eligible to participate in the Plan if the laws of the country in which the employee resides makes the offer of the Purchase Right or the delivery of Stock under the Plan impractical. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall only be effective for any individual who is employed by the Company or a Subsidiary and who is a nonresident alien only after the Company has complied with the applicable laws of the country in which the employee resides.

          (b) Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company's Human Resources Department a properly completed enrollment form, including the employee's election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least two weeks preceding such Offering Period.

          (c) Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form designating a different rate of payroll contributions and such new enrollment form is received no later than two weeks prior to the beginning of the next Offering Period.

          (d) Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, a Participant's payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased with respect to a Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which form must be received at least 2 weeks prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant's new enrollment form is received.

          (e) Crediting Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant's Cash Account as soon as practicable after the contributions are withheld from the Participant's Earnings.

          (f) No Interest on Cash Accounts. No interest will be credited or paid on cash balances in Participant's Cash Accounts pending investment in Stock.

     6.  Purchases of Stock

          (a) Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

             (i) The Purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

             (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant's Cash Account as of the last day of an Offering Period.

             (iii) The number of shares of Stock subject to a Participant's
                   Purchase Right for any Offering Period will not exceed the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

             (iv) The Purchase Right will be automatically exercised on the last day of the Offering Period.

             (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

             (vi) The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant's enrollment in the Plan terminates.

          (b) Purchase of Stock. At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant's Cash Account as of such date will be applied by the Company to the purchase of shares of Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under
     Section 4. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. Upon completion of purchases in respect of an Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

          (c) Purchase Price. The purchase price of each share of Stock purchased in respect of an Offering Period will equal 85% of the lesser of
     (i) the Fair Market Value of a share of Stock on the first day of an Offering Period or (ii) the Fair Market Value of a share of Stock on the last day of an Offering Period.

          (d) Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. The Company will aggregate all purchase of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 15 calendar days) after a dividend payment date. The purchases will be made directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account.

          (e) Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

          (f) Excess Account Balances. If any amounts remain in a Cash Account following the date on which the Company purchases Stock in respect of an Offering Period as a result of the limitation set forth in Section 6(a)(iii), such amounts will be returned to the Participant as promptly as practicable.

     7.  Termination and Distributions.

          (a) Termination of Enrollment. A Participant's enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant's employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

          (b) Distribution. As soon as practicable after a Participant's enrollment in the Plan terminates, amounts in the Participant's Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

     8.  General.

          (a) Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(e)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

          (b) Statements to Participants. The Participant's statement will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant's Stock Account (computed to at least three decimal places), and such other information as agreed to by the Custodian and the Company.

          (c) Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

     9.  General Provisions.

          (a) Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

          (b) Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

          (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

          (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. (This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.)

          (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

          (f) No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

          (g) Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places.

     Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

          (h) Plan Year. The Plan will operate on a plan year that ends December 31 in each year.

          (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

          (j) Effective Date. The Plan will become effective on January 1, 1999, subject to the Plan being approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. If the Plan is not approved in accordance with
     Section 423(b)(2) of the Code, each Participant's Purchase Right shall be void and amounts credited to the Participant's Cash Account shall be promptly returned to the Participant.

                              SCHUFF STEEL COMPANY

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 21, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Scott A. Schuff and Kenneth F. Zylstra, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Schuff Steel Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the Westin Harbor Island, 1590 Harbor Drive, San Diego, California, on Monday June 21, 1999, at 9:00 a.m. local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

         IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2, AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                Please mark, sign and date the reverse side and return the proxy card promptly using the enclosed envelope.



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
                              SCHUFF STEEL COMPANY

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



                                                                FOR ALL
                                                                 EXCEPT
                                           FOR    WITHHOLD      NOMINEES
                                           ALL      ALL         CROSSED OUT
1.  ELECTION OF DIRECTORS:                 / /      / /             / /

     INSTRUCTION: TO WITHHOLD
     AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE, STRIKE A
     LINE THROUGH THAT NOMINEE'S
     NAME AT RIGHT.

NOMINEES:
  David A. Schuff
  Scott A. Schuff
  Kenneth F. Zylstra
  Edward M. Carson
  Dennis DeConcini
  H. Wilson Sundt


                                                FOR    AGAINST    ABSTAIN
2.  APPROVAL OF SCHUFF STEEL COMPANY            / /      / /        / /
    1999 EMPLOYEE STOCK PURCHASE PLAN

Address Change?  Mark Box / /  Indicate change to the right.


                                                FOR    AGAINST    ABSTAIN
3.  RATIFICATION OF SELECTION OF ERNST          / /      / /        / /
    & YOUNG LLP AS INDEPENDENT AUDITORS

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

                    The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

                    Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


                    ____________________________________________________________
                                             Signature

                    ____________________________________________________________
                                    Signature (if held jointly)

                    Date:_______________________________________________, 1999




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